Exhibit 32.1

THE LUBRIZOL CORPORATION

Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350

I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of The Lubrizol Corporation for the period ending March 31, 2011:

(1)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of The Lubrizol Corporation.

/s/ James L. Hambrick
James L. Hambrick
Chief Executive Officer and President
May 6, 2011